AMENDMENT NO. 4
                                       TO
                                CREDIT AGREEMENT

     Amendment No. 4, dated December 20, 1999 (the "Amendment"), to Credit Agreement, dated as of December 18, 1998 (this "Agreement"), is entered into by and among ePlus inc., a Delaware corporation formerly named MLC Holdings, Inc. ("ePlus"), MLC GROUP, INC., a Virginia corporation ("MLC"), and MLC FEDERAL, INC., a Virginia corporation ("Federal") as borrowers (collectively, the "Borrowers" and individually, a "Borrower"), the banking institutions signatories thereto and named in Exhibit A attached to the Agreement and such other institutions that hereafter become a "Bank" pursuant to Section 11.4 of the Agreement (collectively, the "Banks" and individually, a "Bank") and First Union National Bank, a national banking association, as agent for the Banks under the Agreement ("First Union" which shall mean its capacity as agent unless specifically stated otherwise).

                              Preliminary Statement

     WHEREAS, the Borrowers, the Banks and First Union desire to further amend the Agreement in the manner hereinafter set forth.

     WHEREAS, National City Bank wishes to become a participant in the credit facility provided by the Agreement with the Loan Commitment set forth in Exhibit A hereto.

     WHEREAS, the Borrowers, the Banks, and National City Bank are in agreement.

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Section 2.1(f) of Agreement. Section 2.1 of the Agreement shall be and is hereby amended to add a new clause (f), which shall be as follows:

          "(f) Maximum Loans to ePLUS. At no time shall the outstanding unpaid principal balance of (1) Loans drawn by ePLUS and (2) the proceeds of Loans drawn by other Borrowers hereunder and held by ePLUS, exceed (3) the aggregate amount of indebtedness and obligations of other Persons guaranteed by ePLUS in compliance with the limitations set forth in Section
     6.3 hereof"

     2. Exhibit A to Agreement. Exhibit A to the Agreement shall be and is hereby amended and restated to be in the form and substance attached hereto.

     3. Representations and Warranties. The Borrowers hereby affirm all the representations and warranties made in the Agreement, including but not limited to Article 3 thereof, on and as of the date hereof as if originally given on such date.

     4. Covenants. The Borrowers hereby confirm that they are in compliance with and have complied with each and every covenant set forth in the Agreement, including but not limited to Articles 5, 6 and 7 thereof, on and as of the date hereof.

     5. Affirmation. The Borrowers hereby affirm their absolute and unconditional promise to pay to each Bank and First Union National Bank, as agent under the Agreement, the Loans and all other amounts due under the Agreement and any other Loan Document on the maturity date(s) provided in the Agreement or any other Loan Document, as such documents may be amended hereby.

     6. Corporate Authorization and Delivery of Documents. Each Bank shall have received (a) a certificate signed by the secretary or assistant secretary of each Borrower certifying all action taken by each Borrower and any other necessary Person to authorize this Amendment, the incumbency of the persons signing this amendment, and attaching any resolutions adopted by each Borrower in connection with said authorization, and (b) and such other documents as any Bank shall require, including but not limited to the execution and delivery of Notes, as applicable, conforming with the revised Loan Commitment of each Bank as set forth in Exhibit A hereto.

     7. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

     8. Reallocation of Loans. Promptly following the effectiveness of this Amendment and the delivery to each Bank, as applicable, of its Note in the amount of its Loan Commitment as set forth in Exhibit A hereto, the Agent shall coordinate with each of the Banks to provide for (a) funding of Loans to the Borrowers under the Credit Agreement, as amended, equal to its proportionate share of the aggregate principal amount of Loans then outstanding to the Borrowers based on its Commitment Percentage in effect as a result of this Amendment, and (b) application of the proceeds of such Loans to repayment to the other Banks, in their individual capacities, of Loans by each of them then in effect such that the aggregate Loans of each Bank shall not exceed the proportionate share of each Bank based on its Commitment Percentage applied to the aggregate principal amount of outstanding Loans by the Banks to the Borrowers on such date.

     9.   Counterparts.   This   Amendment  may  be  signed  in  any  number  of
counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.


                                    ePLUS INC.


                                    By: /s/______________________________
                                    Name:
                                    Title:


                                    MLC GROUP, INC.


                                    By: /s/______________________________
                                    Name:
                                    Title:

                                    MLC FEDERAL, INC.


                                    By: /s/______________________________
                                    Name:
                                    Title:


                                    FIRST UNION NATIONAL BANK, for itself
                                    and as Agent


                                    By: /s/______________________________
                                    Name:
                                    Title:


                                    BANK LEUMI USA


                                    By: /s/______________________________
                                    Name:
                                    Title:


                                    KEYBANK NATIONAL ASSOCIATION

                                    By: /s/______________________________
                                    Name:
                                    Title:


                                    NATIONAL CITY BANK

                                    By: /s/______________________________
                                    Name:
                                    Title:


                                    SUMMIT BANK

                                    By: /s/______________________________
                                    Name:
                                    Title:


                                                                       EXHIBIT A

                     Bank's Loan Commitments and Percentages

                                                                    Rounded
         Bank                               Commitment            Percentages*
         ----                               ----------            ------------

First Union National Bank                   $20,000,000              31%
Lease Finance Group
PA 4827
1339 Chestnut Street - 12th Floor
Philadelphia, PA 19107
Fax No. 215-973-6900

National City Bank                          $15,000,000              23%
Specialized Lending Group,
Philadelphia Region
Location # 01-5997
One South Broad Street
Philadelphia, PA  19107

Bank Leumi USA                              $10,000,000              15%
562 Fifth Avenue
New York, NY 10036
Fax No. 212-626-1329

KeyBank National Association                $10,000,000              15%
34 North Main Street
Dayton, OH 45402
Fax No.  937-586-7695

Summit Bank                                 $10,000,000              15%
750 Walnut Avenue
Cranford, NJ 07016
Fax No.  908-709-5466

                                            ___________
                                            $65,000,000

* Roundings result in a total which is 99%